UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING

OUR 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, AUGUST 11, 2020.

On July 21, 2020, Graham Corporation (the “Company”) issued a press release related to a change to the format of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held Tuesday, August 11, 2020. As described in the press release, the 2020 Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting Format supplements the Company’s 2020 Notice of Annual Meeting of Stockholders and Proxy Statement of the Company (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

The proxy card previously filed with the Proxy Statement will not be updated to reflect the change in format of the Annual Meeting and may be used to vote shares of common stock at the Annual Meeting. New proxy cards will not be mailed or otherwise be sent to stockholders in connection with the meeting.

These supplemental proxy materials are being filed with the SEC on July 21, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 11, 2020

To our Stockholders:

In response to continued public health concerns regarding in-person gatherings as a result of the ongoing COVID-19 pandemic, and to support the health and well-being of our stockholders, directors, officers and employees, NOTICE IS HEREBY GIVEN that the format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Graham Corporation (the “Company”) has been changed to a meeting conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. As previously announced, the Annual Meeting will be held on Tuesday, August 11, 2020 at 11:00 a.m. Eastern Time. However, the Annual Meeting will no longer be held at 20 Florence Avenue, Batavia, New York 14020 but rather will be held virtually, with attendance only via the internet. Stockholders will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

As described in the previously-distributed proxy materials for the Annual Meeting, you are entitled to participate in and vote at the Annual Meeting if you held shares of our common stock as of the close of business on June 19, 2020, the record date designated by our Board of Directors for the Annual Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The items of business are the same as set forth in the Company’s 2020 Notice of Annual Meeting of Stockholders and Proxy Statement of the Company (the “Proxy Statement”) dated June 30, 2020 previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Online access to the audio webcast will open 10 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-In Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/GHM2020.

Technical Assistance. Beginning 10 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at 1.800.586.1548 (toll-free in the United States) or +1.303.562.9288 (for international participants).

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and our 2019 annual report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/GHM2020 and using the 16-digit control number found on the proxy card, notice of internet availability or voting instruction form previously mailed or made available to stockholders entitled to vote at the Annual Meeting. However, shares may also be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the internet or telephone that were included in the previously-distributed proxy materials.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card, voting instruction form or notice of internet availability included with your previously-distributed proxy materials will not be updated to reflect the change in format of the meeting.

Submitting Questions at the Annual Meeting. Beginning 10 minutes prior to, and during, the 2020 Annual Meeting, you can view our Agenda for the Annual Meeting. Stockholders of record entitled to vote at the Annual Meeting may submit questions at www.virtualshareholdermeetings.com/GHM2020, using the 16-digit control number found on the proxy card, notice of internet availability or voting instruction form previously mailed or made available to stockholders entitled to vote at the Annual Meeting. After the business portion of the Annual Meeting concludes, we expect to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholders for a vote at the Annual Meeting, as time permits. We reserve the right to exclude questions that are not pertinent to Annual Meeting matters and substantially similar questions will be answered only once.

Stockholder List. The list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available during the ten days preceding the Annual Meeting at our corporate headquarters located at 20 Florence Avenue,

Batavia, New York 14020. In addition, beginning 10 minutes prior to, and during, the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer
Dated: July 21, 2020

News Release

Graham Corporation 20 Florence Avenue Batavia, NY 14020

FOR IMMEDIATE RELEASE

Graham Corporation Announces Conversion of

2020 Annual Meeting of Stockholders to Virtual Event

BATAVIA, NY, July 21, 2020 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical and defense industries, today announced that due to the ongoing public health impact of the COVID-19 pandemic, and to support the health and well-being of its stockholders, directors, officers and employees, the format of the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company has been changed. As previously announced, the Annual Meeting will be held on Tuesday, August 11, 2020 at 11:00 a.m., Eastern Time, however the Company has made the decision that this year’s Annual Meeting will now be held solely by remote communication, in a virtual-only format. The Annual Meeting will not be held at a physical location, and stockholders will not be able to physically attend the Annual Meeting. This does not represent a change in the Company’s stockholder engagement philosophy, and the Company expects to resume in-person stockholder meetings next year.

In order to attend the virtual Annual Meeting, stockholders of record as of the close of business on June 19, 2020 must sign-in via the internet at www.virtualshareholdermeeting.com/GHM2020. To vote at the virtual Annual Meeting, stockholders will need their 16-digit control number included within their proxy card, notice of internet availability of proxy materials or voter instruction form.

Whether stockholders plan to participate in Graham Corporation’s 2020 Annual Meeting, all stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the Company’s 2020 proxy materials. The proxy card included with the proxy materials will not be updated to reflect the change in meeting format but may continue to be used to vote shares in connection with the 2020 Annual Meeting. Stockholders are also encouraged to return their proxies, as instructed in the materials, as early as possible to avoid any processing delays that may be caused by the COVID-19 pandemic.

Further information regarding the change of venue of the Annual Meeting can be found in the Notice of Change of Location of Annual Meeting of Stockholders filed by the Company as definitive additional material with the Securities and Exchange Commission on July 21, 2020.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East.

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

For more information, contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Christopher M. Gordon
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / cgordon@Keiadvisors.com

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